As filed with the Securities and Exchange Commission on June 29, 2009
Registration No. 033-63429

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

APOLLO GROUP, INC.
(Exact name of registrant as specified in its charter)

Arizona	86-0419443
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
4025 S. Riverpoint Parkway
Phoenix, Arizona 85040
(Address of principal executive offices) (Zip Code)
APOLLO GROUP, INC. LONG TERM INCENTIVE PLAN
(Full title of the Plans)

Charles B. Edelstein
Gregory W. Cappelli
Co-Chief Executive Officers
Apollo Group, Inc.
4025 S. Riverpoint Parkway
Phoenix, Arizona 85040
(Name and address of agent for service)

(480) 966-5394
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION OF PREVIOUSLY-REGISTERED SHARES
On October 16, 1995, Apollo Group, Inc. (the “Registrant”) filed a Form S-8 Registration Statement, Registration No. 033-63429 (the “Registration Statement”), pursuant to which the Registrant registered 1,000,000 shares of its Class A Common Stock (prior to adjustments for various stock splits effected after October 16, 1995) for issuance under its Long Term Incentive Plan (the “LTIP”).
The Registrant is hereby filing this Post-Effective Amendment to the Registration Statement in order to reduce the number of shares of its Class A common stock previously registered under such Registration Statement by 975,481 shares (as adjusted for various stock splits effected after October 16, 1995). Those shares previously registered for issuance under the LTIP are to be re-allocated to the authorized share reserve under the Registrant’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”).
The Registrant shall re-register those 975,481 shares for issuance under the 2000 Plan on a new Form S-8 registration statement to be filed with the Securities and Exchange Commission concurrently with the filing of this Post-Effective Amendment.
SIGNATURES
          Registrant has duly caused this Post-Effective Amendment to Registration Statement No. 033-63429 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on this 29th day of June 2009.

APOLLO GROUP, INC.
By:	/s/ Charles B. Edelstein
Charles B. Edelstein
Co-Chief Executive Officer

By:	/s/ Gregory W. Cappelli
Gregory W. Cappelli
Co-Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement No. 033-63429 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Sperling Dr. John G. Sperling	Founder, Executive Chairman of the Board and Director	June 29, 2009

/s/ Charles B. Edelstein Charles B. Edelstein	Co-Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2009

/s/ Gregory W. Cappelli Gregory W. Cappelli	Co-Chief Executive Officer and Director (Principal Executive Officer)	June 29, 2009

/s/ Brian L. Swartz Brian L. Swartz	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 29, 2009

Signature	Title	Date

/s/ Gregory J. Iverson Gregory J. Iverson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	June 29, 2009

/s/ Peter V. Sperling Peter V. Sperling	Vice Chairman of the Board and Director	June 29, 2009

/s/ Terri C. Bishop Terri C. Bishop	Executive Vice President, External Affairs, and Director	June 29, 2009

/s/ Dino J. DeConcini Dino J. DeConcini	Director	June 29, 2009

/s/ Stephen J. Giusto Stephen J. Giusto	Director	June 29, 2009

/s/ Roy J. Herberger, Jr. Dr. Roy Herberger, Jr.	Director	June 29, 2009

/s/ Ann Kirschner Dr. Ann Kirschner	Director	June 29, 2009

/s/ K. Sue Redman K. Sue Redman	Director	June 29, 2009

/s/ James R. Reis James R. Reis	Director	June 29, 2009

/s/ Manuel F. Rivelo Manuel F. Rivelo	Director	June 29, 2009

/s/ George A. Zimmer George A. Zimmer	Director	June 29, 2009